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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                  VAXGEN, INC.
             (Exact Name of Registrant as Specified in Its Charter)


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        DELAWARE                                                 94-3236309
(State of Incorporation)                           (IRS Employer Identification Number)
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                        1000 MARINA BOULEVARD, SUITE 200
                           BRISBANE, CALIFORNIA 94005
                                 (650) 624-1000

   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)


If this form relates to the                  If this form relates to the
registration of a class of securities        registration of a class of
pursuant to Section 12(b) of the             securities pursuant to
Exchange Act and is effective                Section 12(g) of the Exchange
pursuant to General Instruction              Act and is effective pursuant to
A.(c), please check the following            General Instruction A.(d),
box.  [  ]                                   please check the following box. [X]

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
Securities Act registration statement file number to which this form relates:  333-78065
                                                                              (If applicable)
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Securities to be registered pursuant to Section 12(b) of the Act:


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      Title of Each Class                     Name of Each Exchange on Which Each
      to be so Registered                           Class is to be Registered


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Securities to be registered pursuant to Section 12(g) of the Act:


                     COMMON STOCK, $.01 PAR VALUE PER SHARE
                                (Title of Class)


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        The response to this item is incorporated by reference from the information contained under the captions "Description of Capital Stock" and "Shares Eligible for Future Sale," contained in the Registration Statement on Form S-1, as filed by the Registrant with the Securities and Exchange Commission on May 7, 1999, as subsequently amended, under the Securities Act of 1933, as amended.

ITEM 2. EXHIBITS.

        3.1 Amended and Restated Certificate of Incorporation (as will be effective on closing of the offering)

        3.2 Amended and Restated Bylaws (as will be effective on closing of the offering)

        Incorporated by reference from the exhibit of the same number in the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 7, 1999, as subsequently amended.



                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



Dated: June 21, 1999                        VAXGEN, INC.


                                            By: /s/ Carter A. Lee
                                                -----------------
                                                Carter A. Lee
                                                Senior Vice President - Finance
                                                & Administration